FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 5, 1998, by and between THE CHALONE WINE GROUP, LTD., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 30, 1997, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. The third full paragraph, page 3, is hereby deleted in its entirety and the following substituted therefor:

                  "Line of Credit" means a revolving credit accommodation in the maximum principal amount of $10,300,000.00 as more fully described in
         Section 2.2."

         2. Section 2.2(a) is hereby amended by deleting "Eight Million Three Hundred Thousand Dollars ($8,300,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Ten Million Three Hundred Thousand Dollars ($10,300,000.00)," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

         3. Section 6.2 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $4,600,000.00, excluding capital expenditures reasonably required to



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         replace fixed assets destroyed or damaged in the 1996 PG&E fire."

         4. Borrower shall remit to Bank a non-refundable commitment fee in the amount of $10,000.00, which fee shall be due and payable upon execution of this Amendment.

         5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                         WELLS FARGO BANK,
THE CHALONE WINE GROUP, LTD.                                NATIONAL ASSOCIATION


By: /s/ William L. Hamilton                              By: /s/ Brian O'Melveny
   -----------------------                                  --------------------
                                                             Brian O'Melveny
Title:  CFO                                                  Vice President
      -------------------

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